                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  September 4, 1995
                                                       -----------------


                           BANK SOUTH CORPORATION
                           ----------------------
           (Exact name of registrant as specified in its charter)




               Georgia              0-4554             58-1048216
           ---------------       ------------      -------------------
           (State or other       (Commission         (IRS Employer
           jurisdiction of       File Number)      Identification No.)
           incorporation)


                 55 Marietta Street, Atlanta, Georgia 30303
                 ------------------------------------------
      (Addresses, including zip codes, of principal executive offices)

                               (404) 529-4118
                               --------------
            (Registrant's telephone numbers, including area code)
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ITEM 5.      OTHER EVENTS.

         On September 4, 1995, Bank South Corporation ("BSC") and NationsBank Corporation ("NationsBank") entered into an Agreement and Plan of Merger (the "Agreement"), pursuant to which BSC will be merged with and into NationsBank (the "Merger"). The Board of Directors of BSC approved the Agreement and the transactions contemplated thereby at a meeting held on September 4, 1995.

         In accordance with the terms of the Agreement, each share of the $5.00 par value common stock of BSC ("BSC Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.44 of a share (the "Exchange Ratio") of the common stock of NationsBank ("NationsBank Common Stock"). If the price of NationsBank Common Stock declines by a specified amount during a defined measuring period prior to closing, there are circumstances in which BSC may give notice of termination of the Agreement unless NationsBank determines, in its discretion, to increase the Exchange Ratio to eliminate BSC's right to terminate the Agreement.

         The Merger is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

         In addition, the Agreement contemplates that each of the stock options and stock appreciation rights granted by BSC under its stock option and other stock-based compensation plans will be converted into and become an option or right to purchase shares of NationsBank Common Stock or to receive cash in accordance with the terms of the stock option or other plan under which such option or right was issued and the agreement by which it is evidenced, except that (i) the number of shares of NationsBank Common Stock subject to each BSC option or right shall be equal to the number of shares of BSC Common Stock subject to such option or right multiplied by the Exchange Ratio, and (ii) the exercise price per share of NationsBank Common Stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that specified in the BSC option or right divided by the Exchange Ratio.

         Immediately after executing the Agreement, BSC and NationsBank entered into a Stock Option Agreement, pursuant to which BSC granted to NationsBank an option to purchase, under certain circumstances and subject to adjustment, up to 11,691,142 shares of BSC Common Stock at a price of $23.75 per share (also subject to adjustment) (the "NationsBank Option"). The NationsBank Option, which, if exercised, would equal 19.9% of the outstanding shares of BSC Common Stock before giving effect to the exercise of the NationsBank Option, was granted by BSC as a condition of and in consideration for NationsBank's entering into the Agreement. Under certain circumstances, BSC may be required to repurchase the NationsBank Option or the shares acquired pursuant to the exercise of the NationsBank Option.

         Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of BSC of appropriate matters relating to the Agreement and the Merger, as required to be approved under applicable law; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and various other federal and state regulatory authorities; (iii) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) listing, subject to notice of issuance, with the New York Stock Exchange of the NationsBank Common Stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

         The Agreement and the Merger will be submitted for approval at a meeting of the shareholders of BSC. Prior to such meeting, NationsBank will file a registration statement with the Securities and
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Exchange Commission registering under the Securities Act of 1933, as amended, the NationsBank Common Stock to be issued in exchange for the outstanding shares of BSC Common Stock. Such shares of NationsBank Common Stock will be offered to the BSC shareholders pursuant to a prospectus that will also serve as a proxy statement for the BSC shareholders' meeting.

         On September 4, 1995, BSC also amended its Rights Agreement, dated March 17, 1988, as amended April 6, 1988, with Bank South, as Rights Agent (the "BSC Rights Agreement"), so that the entering into of the Agreement and consummation of the Merger and the other transactions contemplated thereby do not and will not result in the ability of any person to exercise any BSC Rights under the BSC Rights Agreement or enable or require the BSC Rights to be separated from the shares of BSC Common Stock to which they are attached or to be triggered or become exercisable.

         For additional information regarding the Agreement, the Stock Option Agreement, and the Amendment to the Rights Agreement, please refer to the copies of such documents, which are incorporated herein by reference, included as Exhibits to this Current Report on Form 8-K.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

         C.  Exhibits

             99.1 Agreement and Plan of Merger, dated as of September 4, 1995, by and between Bank South Corporation and NationsBank Corporation (including exhibits thereto, other than the Stock Option Agreement, which is included herein as Exhibit 99.2).

             99.2 Stock Option Agreement, dated as of September 4, 1995, issued by BSC Corporation to NationsBank Corporation.

             99.3 Amendment to Rights Agreement, dated September 4, 1995, with respect to the Rights Agreement, dated March 17, 1988, as amended April 6, 1988, between Bank South Corporation and Bank South.

             99.4 Text of joint press release, dated September 5, 1995, issued by NationsBank Corporation and Bank South Corporation.





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                                  SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BANK SOUTH CORPORATION
                                          (REGISTRANT)



                                           /s/  RALPH E. HUTCHINS, JR.
                                          ----------------------------
                                          Ralph E. Hutchins, Jr.
                                          Chief Financial Officer



Date:  September 7, 1995

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                              INDEX TO EXHIBITS

                                                                                               Sequential
Exhibit                                                                                         Page No.
- -------                                                                                         --------
  99.1         Agreement and Plan of Merger, dated as of September 4, 1995, by and between Bank South Corporation and NationsBank Corporation (including exhibits thereto, other than the Stock Option Agreement, which is included herein as Exhibit 99.2).

  99.2         Stock Option Agreement, dated as of September 4, 1995, issued by BSC
               Corporation to NationsBank Corporation.

  99.3         Amendment to Rights Agreement, dated September 4, 1995, with respect to the Rights Agreement, dated March 17, 1988, as amended April 6, 1988, between Bank South Corporation and Bank South.

  99.4 Text of joint press release, dated September 5, 1995, issued by NationsBank Corporation and Bank South Corporation.
